Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated August 28, 2017, relating to the statement of assets and liabilities as of August 14, 2017 of IQ Bear U.S. Large Cap ETF, a portfolio of IndexIQ Active ETF Trust. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

August 28, 2017